U.S. SMALL BUSINESS ADMINISTRATION
Disaster Assistance - Area 1
360 Rainbow Boulevard S. 3rd Floor
Niagara Falls, New York 14303-1192

(716) 282-4612
(800) 659-2955
TDD (716) 282-0508
FTS (700) 432-1000
FAX (716) 282-4672

July 13, 2005

Innovative Designs, Inc.
223 North Main Street
Pittsburgh, Pennsylvania 15215

Re: SBA Disaster Loan No. DLB 89779440-06
SBA Case File No. 3632-05764

Dear Borrower:

We are pleased to advise you that your Loan request has been approved in the amount of $280,100.00 subject to the terms and conditions of the enclosed Loan Authorization and Agreement. Please read your Authorization carefully to ensure that you completely understand the terms and conditions of your Loan.

We have enclosed your Loan documents for your signature. Carefully follow the instructions attached to the documents and return your documents as soon as possible.

In addition to disaster loan assistance, the SBA offers business management and technical assistance services through our resource partner, the Small Business Development Center (SBDC). The SBDC provides free consultation and low cost marketing plans. SBDC can also assist small businesses in developing information necessary for loan applications. For more information on these services, please contact your local SBA District Office for the location of the SBDC in your area.

YOU MUST RETURN THE COMPLETED AUTHORIZATION AND DOCUMENTS TO THE SBA WITHIN SIXTY (60) DAYS FROM THE DATE PRINTED ON THE FIRST PAGE OF YOUR LOAN AUTHORIZATION AND AGREEMENT.

If you have any questions, please contact the Legal Department at (716)282-4612 or toll free (800)659-2955, 7:00 a.m.- 4:30 p.m. EST.

Sincerely,

Alfonso Olivas
Supervisory Loan Officer

Enclosures

Or Copy

Control # 3632-05764
Secured Business Disaster Loan

U. S. Small Business Administration

LOAN AUTHORIZATION AND AGREEMENT

Date: July 12, 2005

On the above date, this Administration (SBA) authorized (under Section 7(b) of the Small Business Act, as amended) a Loan (Loan Number DLB 89779440-06) to Innovative Designs, Inc. (Borrower) of 223 North Main Street, Pittsburgh, Pennsylvania 15215 in the amount of Two Hundred Eighty Thousand One Hundred and no/100 ($280,100.00) Dollars upon the following conditions:

1. PAYMENT TERMS

A. Interest will accrue at the rate of 2.900% per annum; installment payments, including principal and interest, of One Thousand One Hundred Eighty-Six and no/100 ($1,186.00) Dollars monthly, will begin Five (5) months from the date of the promissory Note. The balance of principal and interest will be payable Thirty (30) Years from the date of the promissory Note.

B. Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal.

C. Each payment will be made when due even if at that time the full amount of the Loan has not yet been advanced or the authorized amount of the Loan has been reduced.

D. Interest will accrue only on funds actually advanced from the date(s) of each advance.

GUARANTEE

Borrower will provide the following guarantee(s):

A. Guarantor will provide a guarantee on SBA Form 2128 of Joseph Riccelli of 142 Loire Valley Drive, Pittsburgh, Pennsylvania 15209, secured by the following collateral:

(1) Deed of Trust/Mortgage on real estate located at 142 Loire Valley Drive, Pittsburgh, Pennsylvania 15209. Said Deed of Trust/Mortgage to be subject only to the following:

(a) Trust Deed/Mortgage held by PNC Bank, 2730 Liberty Avenue, Pittsburgh, PA 15222 with a current approximate balance of $104,000.00.

B. Guarantor will provide a guarantee on SBA Form 2129 of Roberta W. Riccelli of 142 Loire Valley Drive, Pittsburgh, Pennsylvania 15209, limited to the Guarantor's interest in, and secured by, the following collateral:

(1) Deed of Trust/Mortgage on real estate located at 142 Loire Valley Drive, Pittsburgh, Pennsylvania 15209. Said Deed of Trust/Mortgage to be subject only to the following:

(a) Trust Deed/Mortgage held by PNC Bank, 2730 Liberty Avenue, Pittsburgh, PA 15222 with a current approximate balance of $104,000.00.

C. Guarantor will provide a guarantee on SBA Form 2128 of Riccelli Properties, Inc. of 223 North Main Street #2, Pittsburgh, Pennsylvania 15215, secured by the following collateral:

(1) Deed of Trust/Mortgage on real estate located at 221 - 223 North Main Street, Pittsburgh, Pennsylvania 15215. Said Deed of Trust/Mortgage to be subject only to the following:

(a) Trust Deed/Mortgage held by National City Mortgage, P.O. Box 400177, Pittsburgh, PA 15268 with a current approximate balance of $140,700.00.

D. Guarantor will provide a guarantee on SBA Form 2128 of Riccelli Properties, Inc. of 223 North Main Street #2, Pittsburgh, Pennsylvania 15215, secured by the following collateral:

(1) Deed of Trust/Mortgage on real estate located at 911 North Main Street, Pittsburgh, Pennsylvania 15215. Said Deed of Trust/Mortgage to be subject only to the following:

(a) Trust Deed/Mortgage held by Kay Orfanopoulos, 117 Rodilin Drive, Pittsburgh, PA 15235 with a current approximate balance of $35,000.00.

E. Guarantor will provide a guarantee on SBA Form 2128 of Frank Riccelli of 152 Wedgewood Drive, Gibsonia, Pennsylvania 15044.

3. REQUIREMENTS RELATIVE TO COLLATERAL

A. Borrower will submit to SBA evidence of SBA's recorded lien position and of payment of appropriate fees prior to the disbursement of Loan funds in excess of $10,000.00. Such evidence will be in a form satisfactory to SBA Counsel and will be at Borrower's expense.

B. Borrower will not sell or transfer any collateral (except normal inventory turnover in the ordinary course of business) described in paragraph 2 hereof without the prior written consent of SBA.

C. Borrower will neither seek nor accept future advances under any superior liens on the collateral securing this Loan without prior written consent of SBA.

4. USE OF LOAN PROCEEDS

Borrower will use the proceeds of this Loan solely to rehabilitate or replace property of Borrower located at 124 Cherry Street, Etna, Pennsylvania 15223, damaged or destroyed by disaster occurring in the month of September 17, 2004 and continuing through October 1, 2004. Borrower will apply all Loan proceeds to the following specific items or areas:

A. Approximately $6,200.00 to repair/replace disaster damaged machinery and equipment.

B. Approximately $80,100.00 to repair/replace disaster damaged furniture and fixtures.

C. Approximately $148,700.00 to repair/replace disaster damaged inventory.

D. Approximately $45,100.00 for working capital to alleviate economic injury caused by disaster occurring September 17, 2004 and continuing through October 1, 2004.

5. REQUIREMENTS FOR USE OF LOAN PROCEEDS AND RECEIPTS

A. Borrower will obtain and itemize receipts (paid receipts, paid invoices or cancelled checks) and contracts for all Loan funds spent and retain these receipts for 3 years from the date of the final disbursement. Prior to each subsequent disbursement (if any) and whenever requested by SBA, Borrower will submit to SBA such itemization together with copies of the receipts.

B. Borrower will make the damaged, repaired or replacement property(ies) available to SBA for inspection and verification of the use of Loan proceeds when so requested.

C. Borrower will return to SBA, as soon as possible but not later than 1 year from the date of final disbursement, all funds received but not used for disaster repairs as authorized by the above paragraph. Funds so returned will be used to reduce the outstanding balance of this Loan and will not be applied in lieu of scheduled payments.

D. Borrower will not use any proceeds of this Loan to pay wages or any other compensation for repair work performed by Borrower or members of Borrower's immediate family, or to pay overhead or profit for repairs performed by, or materials acquired from, a business in which Borrower owns a 50% or greater interest.

E. Borrower will not use, directly or indirectly, any portion of the proceeds of this Loan to relocate without the prior written permission of SBA. The law prohibits the use of any portion of the proceeds of this Loan for voluntary relocation from the business area in which the disaster occurred. To request SBA's prior written permission to relocate, Borrower will present to SBA the reasons therefore and a description or address of the relocation site. Determinations of (1) whether a relocation is voluntary or otherwise, and (2) whether any site other than the disaster-affected location is within the business area in which the disaster occurred, will be made solely by SBA.

F. Borrower will, to the extent feasible, purchase only American-made equipment and products with the proceeds of this Loan.

G. Borrower will make any request for a loan increase for additional disaster-related damages as soon as possible after the need for a loan increase is discovered. The SBA will not consider a request for a loan increase received more than <u>two (2) years</u> from the date of the original Loan Authorization and Agreement unless, in the sole discretion of the SBA, there are extraordinary and unforeseeable circumstances beyond the control of the borrower.

6. <u>DEADLINE FOR RETURN OF LOAN CLOSING DOCUMENTS</u>

Loan closing documents must be signed and returned to SBA within 2 months from the date of this Loan Authorization and Agreement. SBA will cancel this Loan if Borrower fails to meet this deadline. If causes beyond the control of the Borrower result in delay which prevents meeting the deadline, Borrower may submit a written explanation of the delay and request for an extension of this deadline. The deadline may be extended only by SBA in writing.

7. <u>AGREEMENT TO REMIT AND ASSIGNMENT OF COMPENSATION FROM OTHER SOURCES</u>

A. Eligibility for this disaster Loan is limited to disaster losses that are not compensated by other sources. Other sources include but are not limited to: (1) proceeds of policies of insurance or other indemnifications, (2) grants or other reimbursement (including loans) from government agencies or private organizations, (3) claims for civil liability against other individuals, organizations or governmental entities, and (4) salvage (including any sale or re-use) of items of damaged property.

B. Borrower will promptly notify SBA of the existence and status of any claim or application for such other compensation, and of the receipt of any such compensation, and Borrower will promptly submit the proceeds of same (not exceeding the outstanding balance of this Loan) to SBA.

C. Borrower hereby assigns to SBA the proceeds of any such compensation from other sources and authorizes the payor of same to deliver said proceeds to SBA at such time and place as SBA shall designate.

D. SBA will in its sole discretion determine whether any such compensation from other sources is a duplication of benefits. SBA will use the proceeds of any such duplication to reduce the outstanding balance of this Loan, and Borrower agrees that such proceeds will not be applied in lieu of scheduled payments.

8. DUTY TO MAINTAIN INSURANCE

A. Prior to disbursement of Loan funds in excess of $10,000.00, Borrower will purchase hazard insurance, including fire, lightning, and extended coverage on the damaged property, including contents, and the collateral for this loan, in an amount equal to 80% of the insurable value of each property or the minimum coinsurance requirement set forth in the insurance policy provided by Borrower, whichever is greater, or such other amounts and types of coverage as SBA may require Borrower will provide proof of such hazard insurance coverage to SBA together with an endorsement naming SBA as mortgagee or loss payee, and Borrower will maintain such coverage throughout the entire term of this Loan.

B. **PROPERTY IS IN FLOOD HAZARD AREA.** Prior to any disbursement of this Loan, Borrower will purchase (make application and pay the initial premium for) National Flood Insurance, or equivalent coverage, naming SBA as mortgagee or loss payee. Borrower will submit evidence of the purchase of such coverage on real estate located at 221-223 North Main Street, Pittsburgh, Pennsylvania 15215 and on the contents located at 124 Cherry Street, Etna, Pennsylvania 15223. Borrower will purchase such coverage in an amount equal to the insurable value of each property, or the maximum coverage available, whichever is less. Borrower will not cancel such coverage and will maintain such coverage throughout the entire term of this Loan. **BORROWER WILL NOT BE ELIGIBLE FOR EITHER ANY FUTURE DISASTER ASSISTANCE OR SBA FINANCIAL ASSISTANCE IF THIS FLOOD INSURANCE IS NOT MAINTAINED AS STIPULATED HEREIN THROUGHOUT THE ENTIRE TERM OF THIS LOAN.**

C. Prior to disbursement of Loan funds in excess of $10,000.00, Borrower will purchase (make application and pay initial premium for) hazard insurance including fire, lightning, and extended coverage on damaged contents located at 124 Cherry Street, Etna, Pennsylvania equal to 80% of the insurable value of all disaster damaged real estate and/or contents, and any replacement value thereof, or the minimum coinsurance requirement set forth in the insurance policy provided by Borrower, whichever is greater, or such other amounts and types of coverage as SBA may require. Borrower will provide proof of such hazard insurance coverage to SBA. Borrower will not cancel such coverage and will maintain such coverage throughout the entire term of this Loan. **BORROWER WILL NOT BE ELIGIBLE FOR EITHER ANY FUTURE DISASTER ASSISTANCE OR SBA FINANCIAL ASSISTANCE IF THIS INSURANCE IS NOT MAINTAINED AS STIPULATED HEREIN THROUGHOUT THE ENTIRE TERM OF THIS LOAN.**

9. BOOKS AND RECORDS

A. Borrower will maintain current and proper books of account in a manner satisfactory to SBA for the most recent 5 years until 3 years after the date of maturity, including extensions, or the date this Loan is paid in full, whichever occurs first. Such books will include Borrower's financial and operating statements, insurance policies, tax returns and related filings, records of earnings distributed and dividends paid and records of compensation to officers, directors, holders of 10% or more of Borrower's capital stock, members, partners and proprietors.

B. Borrower authorizes SBA to make or cause to be made, at Borrower's expense and in such a manner and at such times as SBA may require: (1) inspections and audits of any books, records and paper in the custody or control of Borrower or others relating to Borrower's financial or business conditions, including the making of copies thereof and extracts therefrom, and (2) inspections and appraisals of any of Borrower's assets.

C. Borrower will furnish to SBA, not later than 3 months following the expiration of Borrower's fiscal year and in such form as SBA may require, Borrower's financial operating statements.

D. Upon written request of SBA, Borrower will accompany such statements with an "Accountant's Review Report" prepared by an independent public accountant at Borrower's expense.

E. Borrower authorizes all Federal, State and municipal authorities to furnish reports of examination, records and other information relating to the conditions and affairs of Borrower and any desired information from such reports, returns, files, and records of such authorities upon request of SBA.

10. DISTRIBUTIONS AND COMPENSATION

A. Borrower will not, without the prior written consent of SBA, declare or pay any dividend or make any distribution upon its capital stock or corporate assets, or purchase or retire any of its capital stock, or consolidate, or merge with any other company, or give any preferential treatment, make any advance, directly or indirectly, by way of loan, gift, bonus, or otherwise, to any company directly or indirectly controlling or affiliated with or controlled by Borrower, or any other company, or to any officer, director or employee of Borrower, or of any such company. A Sub-chapter S corporation may make distribution to shareholders for the payment of tax liability attributable to corporate earnings.

11. OTHER CONDITIONS

A. If Borrower has or intends to have employees, Borrower will post SBA Form 722, "Equal Opportunity Poster", in Borrower's place of business where it will be clearly visible to employees, applicants for employment, and the general public.

B. Prior to disbursement of any Loan funds, Borrower will submit copies of the Pennsylvania Certificate of Authority for Innovative Designs, Inc. and the Certificate of Good Standing for Riccelli Properties, Inc..

C. Prior to disbursement of any Loan funds, Borrower will execute and submit Board of Directors' Resolution on SBA Form 160.

D. Prior to disbursement of any Loan proceeds, Borrower will complete the Certification Concerning Lobbying and the Disclosure of Lobbying Activities (if appropriate), and submit the required document(s) to SBA (for Loans in excess of $150,000).

12. BORROWER'S CERTIFICATIONS

Borrower certifies that:

A. There has been no substantial adverse change in Borrower's financial condition (and organization, in case of a business borrower) since the date of the application for this Loan. (Adverse changes include, but are not limited to: judgement liens, tax liens, mechanic's liens, bankruptcy, financial reverses, arrest or conviction of felony, etc.)

B. No fees have been paid, directly or indirectly, to any representative (attorney, accountant, etc.) for services provided or to be provided in connection with applying for or closing this Loan, other than those reported on SBA Form 5, "Business Disaster Loan Application"; or SBA Form 159, "Compensation Agreement." All fees not approved by SBA are prohibited.

C. All representations in the Borrower's Loan application (including all supplementary submissions) are true, correct and complete and are offered to induce SBA to make this Loan.

D. No claim or application for any other compensation for disaster losses has been submitted to or requested of any source, and no such other compensation has been received, other than that which Borrower has fully disclosed to SBA.

E. Neither the Borrower nor, if the Borrower is a business, any principal who owns at least 50% of the Borrower, is delinquent more than 60 days under the terms of any: (a) administrative order; (b) court order; or (c) repayment agreement that requires payment of child support.

F. The Borrower(s) are the owner(s) of and hold legal title to certain real estate property fully described in Section 2--Collateral. Said premises are in my/our possession, and my/our title thereto has never been disputed or questioned as to any part thereof. Said premises are free of all mortgages, taxes, assessments, liens, encumbrances, and claims, or interest of any other party, except as listed in Section 2 of this document. There are no actions pending affecting said real property.

13. CIVIL AND CRIMINAL PENALTIES

A. Criminal Penalties: Any person who knowingly makes a false statement or misrepresentation to SBA shall be subject to a fine of not more than $10,000.00 or to imprisonment for not more than 5 years, or both, under provisions of 18 U.S.C. 1001 and/or 15 U.S.C. 645.

B. Civil Penalties: Public Law 92-385 provides that for all disaster Loans made after August 16, 1972, anyone who wrongfully misapplies the proceeds of a disaster Loan shall be civilly liable to the Administrator in an amount equal to one and one-half times the original principal amount of the Loan.

14. RESULT OF VIOLATION OF THIS LOAN AUTHORIZATION AND AGREEMENT

A. If Borrower violates any of the terms or conditions of this Loan Authorization and Agreement, the Loan will be in default and SBA may declare all or any part of the indebtedness immediately due and payable. SBA's failure to exercise its rights under this paragraph will not constitute a waiver.

B. A default (or any violation of any of the terms and conditions) of any SBA Loan(s) to Borrower and/or its affiliates will be considered a default of all such Loan(s).

15. DISBURSEMENT OF THE LOAN

A. Disbursements will be made by and at the discretion of SBA Counsel, in accordance with this Loan Authorization and Agreement and the general requirements of SBA.

B. Disbursements may be made in increments as needed.

C. Other conditions may be imposed by SBA pursuant to general requirements of SBA.

D. Disbursement may be withheld if, in SBA's sole discretion, there has been an adverse change in Borrower's financial condition or in any other material fact represented in the Loan application, or if Borrower fails to meet any of the terms or conditions of this Loan Authorization and Agreement.

E. **NO DISBURSEMENT WILL BE MADE LATER THAN 6 MONTHS FROM THE DATE OF THIS LOAN AUTHORIZATION AND AGREEMENT.**

16. PARTIES AFFECTED

A. This Loan Authorization and Agreement will be binding upon Borrower and Borrower's successors and assigns and will inure to the benefit of SBA and its successors and assigns.

17. DATE

A. This Loan Authorization and Agreement is approved and issued on July 12, 2005.

Hector V. Barreto
Administrator

Alfonso Olivas
Supervisory Loan Officer
U.S. Small Business Administration

The undersigned agree(s) to be bound by the terms and conditions herein during the term of this Loan, and further agree(s) that no provision stated herein will be waived without prior written consent of SBA.

Innovative Designs, Inc.

By: ______________________ ______________
Joseph Riccelli, President Date

By: ______________________ ______________
Anthony Fonzi, Secretary Date

Note: Corporate Borrowers must execute Loan Authorization and Agreement in corporate name, by a duly authorized officer, and seal must be affixed and duly attested; partnership Borrowers must execute in firm name, together with signature of a general partner. Limited liability entities must execute in the entity name by the signature of the authorized managing person.

SMALL BUSINESS ADMINISTRATION 1953	U.S. Small Business Administration **FIRST MODIFICATION OF NOTE** **(DISASTER LOANS)**	**Date: January 23, 2006** **Current Loan Amount: $430,500.00** **Current Annual Interest Rate: 2.900%**

Control # 3632-05764 **Loan # DLB 89779440-06**

1. **NOTE:** The "Note" is the SBA note signed by Borrower, dated <u>July 13, 2005</u> in the amount of <u>Two Hundred Eighty Thousand One Hundred and no/100</u> Dollars, payable to SBA, including any modifications.

2. **CURRENT PAYMENT TERMS:** Including terms modified by this agreement, the current payment terms of the Note are: The loan amount is <u>$430,500.00</u> Dollars. The interest rate is <u>2.900%</u> per year. Payments of <u>$1,820.00</u> are due every <u>month</u> beginning <u>February 13, 2006</u>. All remaining principal and accrued interest is due and payable on <u>July 13, 2035</u>.

3. **TERMS HISTORY:** For ease of reference only, original and modified Note terms are:

	Original Note	This Modification
Date	July 13, 2005	January 23, 2006
Note Amount	$280,100.00	$430,500.00
Interest Rate	2.900%	2.900%
Payments	$1,186.00, monthly	$1,820.00, monthly
Maturity Date	July 13, 2035	July 13, 2035

4. **EFFECT OF THIS MODIFICATION:** All terms of the Note remain unchanged by this agreement except terms that are expressly modified. This Modification of Note becomes a part of the original Note and has the same effect as if its terms were in the original Note when it was signed.

5. **BORROWER'S NAME(S) AND SIGNATURE(S):** By signing below, each individual or entity acknowledges and accepts personal obligation and full liability under the Note as Borrower.

Corporate Seal

<u>Corporate Execution</u>

Innovative Designs, Inc.

By: ______________________
Joseph Riccelli, President

By: ______________________
Anthony Fonzi, Secretary